UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

NF ENERGY SAVING

CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50155	02-0563302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue Heping District
Shenyang, P.R. China	110002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (8624) 8563-1159

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2014, Mr. Jiuding Yan notified NF Energy Saving Corporation (the “Company”) of his resignation from the Company’s Board of Directors, effective immediately.

On August 18, 2014, Board of Directors appointed Mr. Zhuting Liu as a new independent director of the Company to replace Mr. Yan. Mr. Liu, 75, is currently retired. Prior to his retirement, Mr. Liu was the former director of the Coal Association, the standing director of the Energy Research Institute of Liaoning Province, the executive director of the Association of Mineral Resources in Liaoning Province and a director of the Energy Department of Liaoning Province Planning and Economy Commission. From 1981-1991, he was one of the vice directors of Liaoning Province Planning and Economy Commission He was also an editor of an energy-saving magazine and presided over drafting regulations on the energy saving in Liaoning Province. Mr. Liu received his bachelor’s degree from Liaoning Engineer Technology University. He is an outstanding contributor in the development of energy saving industry in Liaoning Province and has great influence in the field of energy industry.

Mr. Liu will serve until the next meeting of the stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NF ENERGY SAVING CORPORATION

Date: August 20, 2014	By:	/s/ Gang Li
Gang Li,
President and Chief Executive Officer